UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2009

NEXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

(423) 296-8213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2009, the Board of Directors of Next, Inc. (the “Company”) approved a change in the Company’s fiscal year end from the Friday ending the 13-week period of the Company’s fourth fiscal quarter to the Sunday ending the 13-week period of the Company’s fourth fiscal quarter.  As a result, the Company’s 2009 fiscal year will end on Sunday, November 29, 2009, rather than on Friday, November 27, 2009.

Prior to this change, the Company’s fiscal year was comprised of four 13-week fiscal quarters, with the first two months of each fiscal quarter being a 4-week period and the last month of each fiscal quarter being a 5-week period (subject to appropriate adjustment once every four years to account for leap years), in each case ending on a Friday.  As a result of this change, each fiscal quarter within the Company’s fiscal year (and each monthly period included within such fiscal quarter) will now end on a Sunday, with the 2009 fiscal year and the first fiscal quarter of 2009 having commenced immediately following the close of the Company’s 2008 fiscal year, or on Saturday, November 29, 2009.  In all other respects, the Company’s fiscal year and component periods will remain the same.

The Company’s Quarterly Report on Form 10-Q for the first fiscal quarter ended on March 1, 2009 will include information and financial statements covering the additional two days resulting from the changes described above.  There were no sales made or expenses incurred in the two-day transition period between November 28, 2008 and December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

March 25, 2009

By: /s/ David O. Cole

David O. Cole

Chief Financial Officer and Secretary